Exhibit 3.2
                                                                        11/19/82

                                     BY-LAWS
                                       OF
                             THE WILBER CORPORATION
                          As Amended November 19, 1982


                                    ARTICLE 1
                               Corporation Office
                               ------------------

     Section 1.1 The corporation shall have and continuously maintain in New York a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2 The corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.

                                    ARTICLE 2
                              Shareholders Meetings
                              ---------------------

     Section 2.1 All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     Section 2.2 A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business at such hour and on such business day in March, April or May as be determined by the Board and designated in the notice of meeting.

     Section 2.3 Special meeting of the shareholder may be called at any time by the Chairman of the Board, the President, the Executive Vice President, if any, a majority of the Board of Directors or of its Executive Committee, if any, or by shareholders entitled to cast at least one-fifth of the votes with all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose of purposes or the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at a time, not less than 20 nor more than 60 days thereafter, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call within 10 days from the receipt of such request, the person or persons making the request may issue the call.

     Section 2.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least 10 days before such meeting, unless a greater period of notice is required by statute of by these by-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the corporation.

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                                                                        11/19/82
                                    ARTICLE 3
                             Quorum of Shareholders
                             ----------------------

     Section 3.1 The presence, in person, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present in person, or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other then an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present in person, or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, and business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present in person, or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    ARTICLE 4
                                  Voting Rights
                                  -------------

     Section 4.1 Except as may otherwise be provided by law or by the Articles of Incorporation, at every shareholders' meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

     Section 4.2 When a quorum is present at any meeting the voice vote of the holders of the majority of the stock having voting power, present in person, or by proxy, shall decide any questions brought before such meeting except as provided differently by laws of by the Articles of Incorporation.

     Section 4.3 Upon demand made before the voting begins by a shareholder entitled to vote at any election for directors, the election shall be by ballot.

                                    ARTICLE 5
                                     Proxies
                                     -------

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent of dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder of his duly authorized attorney-in-fact involved with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other 11/19/82 agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been received by the Secretary of the corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after 3 years from date of its execution.

                                    ARTICLE 6
                                  Record Date
                                  -----------

     Section 6.1 The Board of Directors may fix a time, not more than 50 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend of distribution, or the date of the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend of distribution, or to receive any such allotment of rights, or to exercise the right in respect to any such change, conversion of exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting of to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the Stock Transfer Books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    ARTICLE 7
                                  Voting Lists
                                  ------------

     Section 7.1 The officer or agent having charge of the transfer books for shares of the corporation shall make, not more than five days after the record date for each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting with their addresses and the number of shares held by each, which list shall be kept on file at the registered office of principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced at and kept open for inspection by any shareholder during the entire meeting. The original transfer books for the shares of the corporation, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                    ARTICLE 8
                             Inspectors of Election
                             ----------------------

     Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors of election, who need not be shareholders to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine

                                                                        11/19/82

whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector. The inspectors of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statue, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three inspectors of election, the decision, act of certificate of a majority shall be the decision, act of certificate of all.

                                    ARTICLE 9
                                    Directors
                                    ---------

     Section 9.1 Any shareholder who intends to nominate or cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the corporation's Board of Directors) shall so notify the Secretary of the corporation in writing not less than 14 days and not more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, than if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the Secretary of the corporation not later than the close of the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders:

     (a)  The name and address of each proposed nominee:

     (b)  The age of each proposed nominee;

     (c)  The principal occupation of each proposed nominee;

     (d) The number of shares of the corporation owned by each proposed nominee;

     (e) The total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

     (f)  The name and residence address of the notifying shareholder; and

     (g) The number of shares of the corporation owned by the notifying shareholder.



Any nomination for director not made in accordance with this section may be disregarded by the Chairman of the meeting, and votes cast for each such nominee shall be disregarded by the inspectors of election. In the event the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this section, the nomination shall be honored and all votes cast for such nominee shall be counted.

     Section 9.2 The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five and shall be set by the shareholders at the annual meeting. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors but may not raise or lower by more than two (2) between any two (2) successive annual meetings of shareholders. The directors shall be natural persons of full age and need not be residents of New York or shareholders of the corporation (but must own at least 100 shares of voting stock.

     Section 9.3 The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of a felony, if, within 30 days after notice of election, he does not accept such office either in writing or by attending a meeting of the Board of Directors, or for any other proper cause.

                                   ARTICLE 10
                         Vacancies on Board of Directors
                         -------------------------------

     Section 10.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filed by a majority of the remaining members of the Board of Directors. Each person so appointed shall be a director until the next annual meeting of shareholders.

                                                                        11/19/82


                                   ARTICLE 11
                          Powers of Board of Directors
                          ----------------------------

     Section 11.1 The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

     Section 11.2 The Board of Directors shall have the power and authority to appoint an Executive Committee, and Audit Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the corporation. The Executive Committee shall consist of the Chairman of the Board, the President, and at least three (3) other directors. The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall have and exercise authority of the Board of Directors in the intervals between the meetings of the Board of Directors so far as may be permitted by law.



                                   ARTICLE 12
                       Meetings of the Board of Directors
                       ----------------------------------

     Section 12.1 An organization meeting may be held immediately following the Annual Shareholders Meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 12.2 Meetings of the Board of Directors shall be held at least once a year at a time and date and place determined by the Board of Directors at the preceding meeting.

     Section 12.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one days notice to each director, either personally or by mail, telegram or telephone. Special meetings shall be called by the Chairman of the Board or the President in like manner of on like notice upon the written request of three directors.

     Section 12.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of the majority of the directors present at the meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute of by the Articles of Incorporation or by the By-Laws. If a quorum shall not be present at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   ARTICLE 13
                    Informal Action by the Board of Directors
                    -----------------------------------------

     Section 13.1 If all the directors shall severally or collectively consent in writing, including but not limited to telegrams and radiograms, to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

                                    ARTICLE 14
                           Compensation of Directors
                           -------------------------

     Section 14.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors and nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

                                                                        11/19/82
                                   SECTION 15
                                    Officers
                                    --------

     Section 15.1 The officers of the corporation shall be elected by the Board of Directors at its organization meeting and shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each officer shall hold officer for such term, shall have such authority and shall perform such duties as may from time to time be prescribed by the Board of Directors and in these By-Laws. Any two offices may be held by the same person unless prohibited by law.

     Section 15.2 There compensation of all officers of the corporation shall be fixed by the Board of Directors.

     Section 15.3 The Board of Directors may remove any officer of agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors judgment it is to the best interest of the corporation , and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                   ARTICLE 16
                            The Chairman of the Board
                            -------------------------

     Section 16.1 The Chairman of the Board shall preside at all meetings of the shareholders and the directors, except that he may designate a Chairman to act in his place at the Annual Meeting. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   ARTICLE 17
                                  The President
                                  -------------

     Section 17.1 The President shall be the chief executive officer of the corporation; shall have general and active management of the business of the corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President to any other officer of officers of the corporation; shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required of permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer of agent of the corporation. In their absence of incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.




                                   ARTICLE 18
                               The Vice President
                               ------------------

     Section 18.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice presidents respectively, shall also have such other authority and perform such other duties as may be provided in the By-Laws or shall be determined by the Board of Directors or the President. Any Vice president may, in the discretion of the Board of Directors, be designated as "executive", "senior", or by any succeeding ordinal number or by departmental or functional classification.

                                   ARTICLE 19
                                  The Secretary
                                  -------------

     Section 19.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one of more minute books kept for that purpose; shall give, or cause to be given, the required notice of all meetings of the shareholders, of the Board of Directors and special meetings of the Executive Committee; Shall keep in safe custody the corporate seal of the corporation, and affix the same to any instrument requiring it, and when so fixed, it shall be attested by his signature or the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer; shall keep the stock certificate books and stock ledgers of the corporation, in which shall be recorded all stock issues, transfers, the dates of same, the names and addresses of all shareholders and the number of shares held by each; shall, when necessary, prepare new certificates upon the transfer of shares and surrender the old certificates; shall cancel such surrendered certificates; and shall perform such other duties as may be assigned to him by the Board of Directors of the President.

                                                                        11/19/82

                                   ARTICLE 20
                                  The Treasurer
                                  -------------

     Section 20.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of corporation in such depositories as shall be designated by the Board of Directors; shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouches for such disbursements; shall render to the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation; and shall have the right to affix the corporate seal to any instrument requiring it, and to attest to the same by his signature; shall perform such other duties as may be assigned to him by the Board of Directors or the President; and if so required by the Board of Directors, he shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.



                                   ARTICLE 21
                               Assistant Officers
                               ------------------

     Section 21.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.


                                   ARTICLE 22
                    Indemnification of Directors and Officers
                    -----------------------------------------
                   (Subject to change to comply with N.Y. law)

     The corporation shall indemnify any directory, officer and/or employee or any former director, officer and/or employee, who was of is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer and/or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner her reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit of proceeding or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 22.2 The corporation shall indemnify any director, officer and/or employee who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connections with any threatened pending or completed action or suit by or in the light of the corporation to procure a judgment in favor by reason of the fact that such person is or was a director, officer, and/or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust of other enterprise against amounts paid in settlement and expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense of settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the corporation.


     11/19/82 Section 22.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 22.1 and 22.2 of these By-Laws unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") of if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the corporation determines that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the corporation shall request of independent counsel who may be the outside general counsel of the corporation, a written opinion as to whether of not the parties involved are entitled to indemnification under Sections 22.1 and 22.2 of these By-Laws.

                                                                        11/19/82

     Section 22.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 22.3 or this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article 22.

     Section 22.5 The indemnification provided by this Article 22 shall not be deemed exclusive of other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.



                                   ARTICLE 23
                              Certificate of Shares
                              ---------------------

     Section 23.1 The share certificates of the corporation shall be numbered and registered in a Share Register as they are issued; shall bear the name of registered holder, the number and class of shares represented thereby, the par value of each share of a statement that such shares are without par value, as the case may be; shall be signed by the President of a Vice President and the Secretary or the Treasurer, or any other persons properly authorized by the Board of Directors; and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent of a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the time of its issue.



                                   ARTICLE 24
                               Transfer of Shares
                               ------------------

     Section 24.1 Upon surrender to the corporation of a share certificate duly endorsed by the person named in the certificate of by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the Share Register of the corporation. No transfer shall be made if it would be inconsistent with the provisions of Article Three of the New York Uniform Commercial Code.


                                   ARTICLE 25
                                Lost Certificates
                                -----------------

     Section 25.1 Where a shareholder of the corporation alleges the loss, theft of destruction of one of more certificates for shares of the corporation and requests the issuance of a substitute certificate therefore, the Board of Directors may direct a new certificate of the same tenure and for the same number of shares to be issued to such person upon such persons making of an affidavit in form satisfactory to the Board of directors setting forth the facts in connections therewith, provided that prior to the receipt of such request the corporation shall not have either registered a transfer or such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty as shall be satisfactory to the Board of directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   ARTICLE 26
                                    Dividends
                                    ---------

     Section 26.1 The board of Directors may, from time to time, at any duly convened regular of special meeting of by unanimous consent in writing, declare and pay dividends both regular and special upon the outstanding shares of capital stock of the corporation in cash, property or shares of the corporation, so long as any dividend shall not be in violation of law or the Articles of Incorporation.

     Section 26.2 Before payment of any dividends, there may be satisfied out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing of maintaining any property of the corporation, or for such other purposes as the Board of Directors shall believe to be for the best interest of the corporation, and the Board of directors may reduce or abolish any such reserve in the manner in which it was created.


                                   ARTICLE 27
                         Financial Report to Shareholder
                         -------------------------------

     Section 27.1 The President and the Board of Directors shall present at each Annual Meeting of the Shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.

                                   ARTICLE 28
                                Checks and Notes
                                ----------------

     Section 28.1 All check or demands for money and notes of the corporation shall be signed by such officer or officers of such other person or persons as the Board of Directors or the President may from time to time designate.

                                                                        11/19/82


     Section 28.2 All agreements, indenture, mortgages, deeds, conveyances, transfers, certificates, declaration, receipts, discharges, releases, satisfactions, settlements, petition, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered and accepted, including those in connection with the fiduciary powers of the corporation, on behalf of the corporation by the President of other persons as may be designated by him or the Board of Directors.

                                   ARTICLE 29
                                   Fiscal Year
                                   -----------

     Section 29.1 The fiscal year of the corporation shall be the calendar year.

                                   ARTICLE 30
                                      Seal
                                      ----

     Section 30.1 The corporate seal shall have inscribed thereon the name of the corporation and the year of its organization. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE 31
                           Notices and Waivers Thereof
                           ---------------------------

     Whenever, under the provisions of law or of the Articles of Incorporation or of these By-Laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the corporation from the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     11/19/82 Section 31.2 Any written notice required to be given to any person may be waived in writing, signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required or any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                   ARTICLE 32
                                   Amendments
                                   ----------

     Section 32.1 These By-Laws may be altered, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of common stock at any regular of special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of common stock.